Exhibit 1.1

[    ] Shares

WHITEHAWK INCOME CORPORATION

Class A Common Stock

UNDERWRITING AGREEMENT

St. Petersburg, Florida

    , 2026

Raymond James & Associates, Inc.

Stifel, Nicolaus & Company, Incorporated

As representatives of the several underwriters

listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 11th Floor

New York, New York 10019

Ladies and Gentlemen:

WhiteHawk Income Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [    ] shares of its Class A common stock, par value $[  ] per share (the “Class A Common Stock”). Such aggregate of [_______] shares to be purchased from the Company by the Underwriters are called the “Firm Shares.” In addition, the Company has agreed to issue and sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [    ] shares of Class A Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this agreement (the “Agreement”) as the “Shares.” As part of the offering contemplated by this Agreement, the Representatives (as defined below) have agreed to reserve out of the Firm Shares purchased by it under this Agreement up to [ ]% of the Class A Common Stock for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined in Section 1.1(a)) under the heading “Underwriting” (the “Directed Share Program”). The Firm Shares to be sold by the Representatives pursuant to the Directed Share

Program (the “Directed Shares”) will be sold by the Representatives pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated are acting as the representatives of the Underwriters and in such capacity are referred to in the Agreement each as a “Representative” and collectively, the “Representatives” or “you.” The Company and WhiteHawk Income Operating Partnership L.P., a Delaware limited partnership (“OpCo”), and the Underwriters are referred to in this Agreement collectively as the “Parties” and individually as a “Party.” References herein to the Company shall include any successor entity resulting from the Reorganization Transactions (as defined below), including following any change of the Company’s name to “WhiteHawk Minerals Corp.”

It is understood and agreed to by all parties that prior to the initial closing of the proposed issuance and sale of the Shares (the “Offering”), the Company will enter into certain corporate reorganization transactions (the “Reorganization Transactions”), pursuant to which the following transactions, among others, will occur (as further described under the headings “Our Organizational Structure” and “Use of Proceeds” in the Time of Sale Information (as defined below)):

(i) The Company will amend and restate its certificate of incorporation to, among other things, (A) change its name to “WhiteHawk Minerals Corp.”; (B) provide for the reclassification of shares held by the holders of shares of the Company’s Class A Common Stock, Class I common stock, par value $0.0001 per share, and Class T common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Offering into validly issued, fully-paid and non-assessable shares of Class A Common Stock, on a one-for-one basis; (C) provide for an adjustment to the number of authorized shares such that the Company’s capital stock shall consist of 250,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share; and (D) provide for the creation of Class B Common Stock in connection with the Company’s anticipated “Up-C” structure, with each share of Class B Common Stock entitled to one vote per share and no economic rights (other than nominal par value upon liquidation); and

(ii) OpCo will enter into an amended and restated limited partnership agreement to, among other things, (A) appoint WhiteHawk Income OP GP LLC as the general partner of OpCo with the authority to manage and control the business and affairs of OpCo; (B) authorize the issuance of limited partnership interests in OpCo (“OpCo Interests”) to the Company in exchange for the proceeds from the Offering, (C) provide the holders of OpCo Interests (together with a corresponding number of shares of Class B Common Stock) with the right to require OpCo to redeem their OpCo Interests for, at the Company’s election (determined solely by our independent directors who are disinterested), cash or newly-issued shares of Class A Common Stock on a one-for-one basis (subject to customary adjustments), and (D) provide that, in connection with any redemption or exchange of OpCo Interests, a corresponding number of shares of Class B Common Stock held by the redeeming or exchanging holder will automatically be transferred to the Company for no consideration and canceled.

The Company and OpCo wish to confirm as follows their agreement with you and the Underwriters in connection with the several purchases of the Shares from the Company.

1. Representations and Warranties of the Company and OpCo.

1.1. The Company and OpCo hereby represent and warrant on the date hereof, and shall be deemed to represent and warrant on the Closing Date (as defined hereinafter), any Additional Closing Date (as defined hereinafter) and any other date as specified hereinafter or as the context may require, to each Underwriter, that:

(a) A registration statement on Form S-1 (File No. 333-295743) relating to the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Act; and (iii) has become effective under the Act. As used in this Agreement:

(i) “Applicable Time” means [   ] [A.M.][P.M.] (New York City time) on [    ], 2026;

(ii) “Effective Date” means the date at which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission in accordance with the rules and regulations under the Act;

(iii) “Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act);

(iv) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Act), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);

(v) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Act;

(vi) “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Act to be part of such registration statement as of the Effective Date;

(viii) “Rule 462(b) Registration Statement” means any registration statement filed by the Company with the Commission to register Additional Shares pursuant to Rule 462(b) under the Act;

(ix) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act;

(x) “Time of Sale Information” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II(a) hereto and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Act; and

(xi) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and, to the knowledge of the Company, no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) From the time of the initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(c) The Company (i) has not engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the consent of each of the Representatives, with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act, or with institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule II(b) hereto.

(d) The Company was not at the time of initial filing of the Registration Statement, and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date (as defined hereinafter), an “ineligible issuer” (as defined in Rule 405 under the Act).

(e) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Act and on the applicable Delivery Date to the requirements of the Act and the rules and regulations thereunder.

(f) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10.

(g) On the date of this Agreement, on the Effective Date and on the applicable Delivery Date, each Registration Statement, the Prospectus, any prospectus wrapper, and any Issuer Free Writing Prospectus complied or will comply in all material respects, and such documents and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of each jurisdiction in which the Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(h) The Prospectus will not, as of its date or as of the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10.

(i) The Time of Sale Information did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10.

(j) Each Issuer Free Writing Prospectus listed in Schedule II(a) hereto, when taken together with the Time of Sale Information, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule II(a) hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement in any material respect. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Shares is (or but for the exemption of Rule 172 under the Act would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement in any material respect or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Time of Sale Information, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule II(b) hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10; and the Company has filed publicly on the Commission’s EDGAR database at least fifteen (15) calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and amendments thereto relating to the offer and sale of the Shares.

(l) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules and regulations thereunder on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of each of the Representatives. The Company has retained in accordance with the Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the Offering will not be required to be filed pursuant to the Act and the rules and regulations thereunder.

(m) [RESERVED].

(n) Other than the Registration Statement, the Time of Sale Information, each Preliminary Prospectus and any Prospectus, the Company (including its agents and representatives, other than the Underwriters, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to any offering material in connection with the Offering.

(o) On each of (i) the date hereof, (ii) the Closing Date and (iii) any Additional Closing Date: (A) after giving effect to the Reorganization Transactions, the capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; (B) the outstanding shares of capital stock of the Company (including, for the avoidance of doubt, the Shares to be issued and sold to the Underwriters by the Company hereunder), after giving effect to the Reorganization Transactions, will have been duly authorized and will be, and, when the Shares have been delivered and paid for in accordance with this Agreement on each Closing Date, such Shares will have been, validly issued, fully paid, nonassessable and free of any preemptive or similar right that entitles or may entitle any person to acquire any Shares upon the issuance thereof by the Company; (C) except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor OpCo is a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of capital stock of the Company or equity interests of OpCo, respectively, or any securities or obligations of the Company or OpCo, respectively, convertible into, or exercisable or exchangeable for, any such shares of capital stock of the Company or equity interests of OpCo, as applicable; and (D) the Common Stock, Series B preferred stock, par value $0.0001 per share, and Series D preferred stock, par value $0.0001 per share, and the OpCo Interests conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) and to the description of such Shares contained in the Prospectus.

(p) Each of the Company, OpCo and their Subsidiaries (as defined below) is (i) duly incorporated or organized and validly existing as a corporation, limited liability company or other organization and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and (ii) duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or would not reasonably be expected to have a material adverse effect on the financial position, business, properties, net worth, results of operations or prospects of the Company, OpCo and their Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(q) The issued equity interests of each of the Subsidiaries have been, or will be as of the Closing Date, duly authorized and validly issued, are, or will be as of the Closing Date, fully paid and nonassessable and are, or will be as of the Closing Date, owned, directly or indirectly through one or more of the other Subsidiaries, by the Company free and clear of any liens, encumbrances or defects, except as disclosed in the Registration Statement and the Time of Sale Information and, after giving effect to the Reorganization Transactions, OpCo; assuming no purchase of the Additional Shares, after giving effect to the Reorganization Transactions and the offering of the Firm Shares as contemplated herein and the use of proceeds therefrom, the Company will own [_____] OpCo Interests and will be the managing member of OpCo. The subsidiaries listed in Exhibit 21 to the Registration Statement are the only “significant subsidiaries” of the Company (the “Subsidiaries”).

(r) There are no legal, governmental or regulatory investigations, actions, demands, claims, charges, grievances, suits, arbitrations, inquiries, or other proceedings (“Actions”) pending or, to the knowledge of the Company, threatened, against the Company, OpCo or their respective Subsidiaries or to which the Company, OpCo or their Subsidiaries or any of their respective properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no Action by or before any court, arbitrator or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company, OpCo or their respective Subsidiaries, which might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such Action. There is no such Action against any current or, to the knowledge of the Company, former director or officer of the Company, OpCo or any of their respective Subsidiaries with respect to which the Company, OpCo or any of their respective Subsidiaries has, or is reasonably likely to have, an indemnification obligation.

(s) There are no Existing Instruments (as defined in Section 1.1(t) hereof) to which the Company, OpCo or any of their Subsidiaries is a party or by which any of their respective properties may be bound, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not fairly summarized or disclosed in all material respects, filed or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus as required by the Act. All such Existing Instruments have been duly and validly authorized, executed and delivered by the Company, OpCo or the applicable Subsidiary, constitute valid and binding agreements of the Company, OpCo or the applicable Subsidiary and are enforceable against the Company, OpCo or the applicable Subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws. Neither the Company, OpCo nor the applicable Subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or OpCo under any of such Existing Instruments.

(t) Neither the Company, OpCo nor any of their respective Subsidiaries is (i) in violation of (A) its certificate of formation, operating agreement, certificate of incorporation, bylaws or other organizational documents, except as would not be reasonably expected to have a Material Adverse Effect, (B) any federal, state, local or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company, OpCo or any of their respective Subsidiaries, the violation of which would have a Material Adverse Effect or (C) any judgment, order or decree of any federal, state, local or foreign court or governmental or regulatory agency or body or arbitrator having jurisdiction over the Company, OpCo or any of their respective Subsidiaries, the violation of which would have a Material Adverse Effect, or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any contract, agreement, indenture, lease, mortgage, deed of trust or other instrument (each, an “Existing Instrument”) to which the Company, OpCo or any of their respective Subsidiaries is a party or by which any of its properties may be bound which default would have, individually or in the aggregate, a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company, OpCo or any of their respective Subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except, in each case, for events of default that would not be reasonably expected to have a Material Adverse Effect.

(u) The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws (collectively, the “Enforceability Exceptions”). The Amended and Restated Limited Partnership Agreement of OpCo (the “OpCo LP Agreement”) has been duly authorized and, when executed and delivered, will constitute a valid and binding agreement of the members thereof, enforceable against such parties in accordance with its terms, subject to the Enforceability Exceptions.

(v) The Reorganization Transactions have been duly authorized by the Company, OpCo and their Subsidiaries, as applicable.

(w) The Company, OpCo and their Subsidiaries (i) have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company, OpCo and/or its Subsidiaries, (ii) used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, (iii) have information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases that (a) are adequate for, and operate and perform, in all material respects as required in connection with the operation of the business of the Company, OpCo and its Subsidiaries as currently conducted, and (b) to the knowledge of the Company and OpCo, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (iv) have complied with all privacy and data protection laws and regulations applicable to the Company’s, OpCo’s and their Subsidiaries’ collection, use, processing, storage, transfer, disposal or disclosure of personal information, (v) have and are materially in compliance with applicable privacy policies regarding the collection, use, processing, storage, transfer and disposal of personal information in connection with the operation of their businesses and (vi) have established and implemented policies, programs and procedures, including administrative, technical and physical safeguards, designed to protect the confidentiality, integrity and security of personal information in their possession, custody or control, or otherwise held or processed on their behalf, except in the case of each of item (iv), (v) and (vi) hereabove where the failure to do so would not have a Material Adverse Effect.

(x) (i)(A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s, OpCo’s or their Subsidiaries’ information technology and computer systems, networks, hardware, software, confidential or proprietary data and databases (including such data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company, OpCo and their Subsidiaries, and any such data processed or stored by third parties on behalf of the Company, OpCo and their Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except, in each case, as would not reasonably be expected to have a Material Adverse Effect and (B) neither the Company, OpCo nor their Subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company, OpCo and their Subsidiaries, taken as a whole, have implemented commercially reasonable controls, policies, procedures and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company, OpCo and their Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(y) None of the offering, issuance, sale or delivery of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby (including in particular the application of the proceeds of the offering and sale as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus) (i) require the approval of any stockholders, members, partners or other securityholders or any Permit (as defined in Section

1.1(ss) hereof) not already obtained (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the New York Stock Exchange (“NYSE”), the registration of the Common Stock under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and compliance with the securities or applicable Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for clearance by Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms of the Offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflict with, or constitute a breach of, or a default under, the Company’s amended and restated certificate of incorporation, bylaws or other organizational documents or any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, (iii) violate any existing statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or any of their respective properties or (iv) result in a breach of, or default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, encumbrance or defect upon any property or assets of the Company or any of its Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, except for such conflicts, breaches, defaults, liens, encumbrances or defects that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For the purpose of this Section 1.1(y), a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(z) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby.

(aa) Neither the Company nor any of its Subsidiaries has outstanding any profits interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of its capital stock, equity interests or any such other interests, in each case pursuant to any agreement or other instrument to which any of the Company or its Subsidiaries is a party or by which any of the Company or its Subsidiaries may be bound. Except for such rights as described in the Registration Statement, the Time of Sale Information or the Prospectus, no person has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the Reorganization Transactions and the transactions contemplated hereby that have not been satisfied or heretofore waived in writing; provided that, any person to whom the Company has granted registration rights is not entitled to, or has agreed not to, exercise its rights to sell any securities of the Company pursuant to such rights until after the expiration of the Lock-Up Period (as defined in Section 4.1(s)).

(bb) (i) Baker Tilly US, LLP (“Baker Tilly”), who have certified financial statements of the Company (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) with respect to the Company and its Subsidiaries and as required by the Act and the Exchange Act, (ii) Whitley Penn, LLP (“Whitley Penn”), who have certified financial statements of the Company (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) with respect to the Company and its Subsidiaries and as required by the Act and the Exchange Act, (iii) Ernst & Young LLP (“EY”), who have certified financial statements of PHX Minerals Inc. (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) with respect to PHX Minerals Inc. and as required by the Act and the Exchange Act, and (iv) Plante Moran, PLLC (“Plante Moran,” and together, with Baker Tilly, Whitley Penn and EY, the “Accountants”), who have certified financial statements of Three Rivers Royalty, LLC (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) with respect to Three Rivers Royalty, LLC and as required by the Act and the Exchange Act.

(cc) (i) The historical financial statements of the Company, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein; (ii) the financial statements of PHX Minerals, Inc., together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), to the knowledge of the Company, present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of PHX Minerals, Inc. at the respective dates or for the respective periods to which they apply, and, to the knowledge of the Company, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; (iii) the financial statements of Three Rivers Royalty, LLC, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), to the knowledge of the Company, present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of Three

Rivers Royalty, LLC at the respective dates or for the respective periods to which they apply, and, to the knowledge of the Company, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; (iv) the financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; and (v) the pro forma condensed consolidated combined financial statements together with related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and have been properly presented on the bases described therein. Additionally, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement.

(dd) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company, OpCo nor any of their respective Subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company, OpCo nor any of their respective Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company, OpCo nor any of their respective Subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor OpCo is in default under the terms of any class of Common Stock or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding Common Stock (other than as a result of the award, exercise, vesting or settlement (including any “net” or “cashless” exercises or settlements) of stock options, restricted stock, restricted stock units, or other compensatory equity-based awards in the ordinary course of business pursuant to any Stock Plans (as defined below) described in the Registration Statement, the Time of Sale Information and the Prospectus) or any material change in the indebtedness of the Company or OpCo (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, properties, net worth, result of operations or prospects of the Company or OpCo.

(ee) All offers and sales of the Common Stock and Company’s other debt or other securities prior to the date hereof, including in connection with the Reorganization Transactions, were made in compliance with the requirements of, or were the subject of an available exemption from, the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitations.

(ff) The Shares have been approved for listing on NYSE under the symbol “WHK”, subject to official notice of issuance of the Shares being sold by the Company, and upon consummation of the Offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to NYSE issuers.

(gg) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hh) The Company, OpCo and each of their respective Subsidiaries have paid all U.S. federal, state, local, or non-U.S. taxes other than any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed (other than taxes and tax returns, as to which the failure to pay or file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), which such returns are complete and correct in all material respects. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled.

(ii) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there are no transactions between the Company, OpCo or any of their respective Subsidiaries, on the one hand, and any of their respective “affiliates” (as defined in Rule 405 under the Act) (“Affiliates”), officers, directors or securityholders, on the other hand, that are required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) no relationship, direct or indirect, exists between the Company, OpCo or any of their respective Subsidiaries, on the one hand, and their respective Affiliates, directors, officers, securityholders, customers or suppliers, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(jj) On each of (i) the Closing Date, (ii) any Additional Closing Date and (iii) after giving effect to the offering and sale of the Shares and the application of proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company, OpCo nor any of their respective Subsidiaries qualifies as an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (together with the rules and regulations of the Commission thereunder, the “Investment Company Act”).

(kk) Neither the issuance, sale and delivery of Shares nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Time of Sale Information and the Prospectus, violates Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll) The statements set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Certain Relationships and Related Party Transactions”, “Shares Eligible for Future Sale”, “Description of Capital Stock”, “Description of Material Indebtedness,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock”, “Business—Regulation of Environmental and Occupational Safety and Health Matters” and “Business—Legal Proceedings”, insofar as they purport to summarize the provisions of the laws, regulations, agreements, documents or legal or governmental proceedings referred to therein, are accurate summaries of such laws, regulations, agreements, documents or proceedings in all material respects. The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(mm) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company or OpCo, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company or OpCo any loans or advances to such Subsidiary from the Company or OpCo or from transferring any of such Subsidiary’s properties or assets to the Company or OpCo or any other Subsidiary, except as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(nn) Neither the Company, OpCo nor any of their respective Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo) [RESERVED].

(pp) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each of the Company and OpCo (i) does not have any material lending or other relationship with any banking or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Representative.

(qq) The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be accurate and reliable in all material respects.

(rr) No “forward-looking statement” (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis in the judgment of the Company.

(ss) Each of OpCo and its Subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of any liens, encumbrances or defects, except (i) as expressly described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) as

would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect to the use of the property or the conduct of the business of the Company or OpCo. Any other real property held under lease by the Company, OpCo and their respective Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect to the use of the property or the conduct of the business of the Company or OpCo.

(tt) Each of (i) Cawley, Gillespie & Associates, Inc. (“CGA”), a reserve engineer that prepared a reserve report related to the estimates of future reserves and projected net revenues for certain oil and gas interests owned by WhiteHawk Energy, LLC as of December 31, 2025 (the “2025 Reserve Report”), (ii) Schaper Energy Consulting LLC (“Schaper”), a reserve engineer that prepared a reserve report related to the estimates of future reserves and projected net revenues for certain oil and gas interests owned by WhiteHawk Energy, LLC as of December 31, 2024 (the “2024 Reserve Report”), (iii) CGA, a reserve engineer that prepared a reserve report related to the estimates of future reserves and projected net revenues for certain oil and gas interests owned by PHX Minerals, Inc. as of December 31, 2024 (the “PHX Reserve Report”), and (iv) Ryder Scott Company, L.P. (“RSC,” and together, with CGA and Schaper, the “Reserve Engineers”), a reserve engineer that prepared a reserve report related to the estimates of future reserves and projected net revenues for certain oil and gas interests owned by Three Rivers Royalty, LLC as of December 31, 2024 (the “TRR Reserve Report,” and together with the 2025 Reserve Report, the 2024 Reserve Report and the PHX Reserve Report, the “Reserve Reports”), was, as of the date of preparation of the Reserve Reports, and is, as of the date hereof, an independent petroleum engineer with respect to WhiteHawk Energy, LLC, PHX Minerals, Inc., and Three Rivers Royalty, LLC, as applicable. The information provided in the Reserve Reports was, to the knowledge of the Company, true and correct in all material respects as of the dates they were made. Other than intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as set forth in the Time of Sale Information and the Prospectus, neither the Company nor OpCo is aware of any facts or circumstances that could reasonably be expected to result in a Material Adverse Effect in the aggregate estimated net proved reserves as set forth in the Time of Sale Information and the Prospectus; and estimates of such reserves as set forth in the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act and Commission Guidelines.

(uu) Except as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company, OpCo and their Subsidiaries has obtained and maintained any permit, license, franchise, approval, consent, authorization or order of, or registration or filing with, any relevant federal, state, local or foreign court or governmental, regulatory or administrative authority, agency or body (each, a “Permit”), and have made all declarations, amendments, supplements and filings with the relevant federal, state, local or foreign governmental, regulatory or administrative authority, agency or body, as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained or maintained any such

Permit has not had and would not reasonably be expected to have a Material Adverse Effect; each of the Company, OpCo and their Subsidiaries is, and has operated and is operating its business, in material compliance with and not in material violation of all of its obligations with respect to each such Permit; all such Permits are valid and in full force and effect and no event has occurred that allows, or after notice or lapse of time would reasonably be expected to allow, revocation, suspension or termination of any such Permit or result in any other material impairment of the rights of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus; neither the Company, OpCo nor their Subsidiaries have received notice of any revocation, suspension or material adverse modification of any such Permit or have any reason to reasonably expect that any such Permit will not be renewed in the ordinary course; and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company, OpCo or any of their Subsidiaries.

(vv) The consolidated financial statements of the Company, OpCo and their Subsidiaries, together with the related schedules and notes thereto, set forth or incorporated by reference in the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company, OpCo and their consolidated Subsidiaries as of the dates therein indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company, OpCo and their consolidated Subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with GAAP, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). The summary financial information included in the Registration Statement, the Time of Sale Information and the Prospectus presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included therein. There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information and the Prospectus; and neither the Company nor OpCo has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Information and the Prospectus; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly the information shown therein and the Company’s and OpCo’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ww) The Company, OpCo and their Subsidiaries maintain a system of internal accounting controls reasonably designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and except for any material weakness in internal control over financial reporting described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any material weakness in its internal control over financial reporting (it being understood that as an “emerging growth company” within the meaning of the Securities Act, (x) the Company is not required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and (y) this representation shall not be deemed to require compliance with any rules or regulations relating to internal control over financial reporting that are not applicable to the Company as of the date hereof by virtue of its status as an emerging growth company). Such internal controls, upon consummation of the Offering, will be overseen by the audit committee of the board of directors of the Company in accordance with the rules of the NYSE.

(xx) Each of the Company, OpCo and their Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) complying with the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, OpCo and their Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (including any material weakness in internal control over financial reporting described therein) (it being understood that as an “emerging growth company” within the meaning of the Securities Act, this representation shall not be deemed to require compliance with any rules or regulations relating to disclosure controls and procedures or internal control over financial reporting that are not applicable to the Company as of the date hereof by virtue of its status as an emerging growth company); the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (together with any rules and regulations promulgated by the Commission thereunder, the “Sarbanes-Oxley Act”) applicable to an emerging growth company as of the date hereof; the Company is, and the Company has taken all necessary actions to ensure that its directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act applicable to an emerging growth company.

(yy) The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act, to the extent applicable.

(zz) The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer or sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the one hundred eighty (180)-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than as described in the Time of Sale Information and the Prospectus.

(aaa) Neither the Company nor any of its Subsidiaries nor, to the knowledge (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (together with the rules and regulations of the Commission thereunder, the “Foreign Corrupt Practices Act”)) of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act or any other similar or equivalent anti-corruption and/or anti-bribery law of any applicable jurisdiction including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act), or any foreign or domestic political party, or any candidate, official or employee thereof; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Company, its Subsidiaries and, to the knowledge of the Company, their respective Affiliates have conducted their businesses in compliance, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance, in all material respects with the Foreign Corrupt Practices Act and any other similar or equivalent anti-corruption and/or anti-bribery law of any applicable jurisdiction.

(bbb) Neither the Company nor any of its Subsidiaries nor any director, officer, employee nor, to the knowledge of the Company, any Affiliate of the Company or any of its Subsidiaries nor any agent or other person acting on behalf of the Company or any of its Subsidiaries, is an individual or entity, or is owned or controlled by an individual or entity, that is (i) currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, the “OFAC Sanctions”), (ii) nor is located, organized or resident in a country or territory that is the subject or the target of OFAC Sanctions, including, without limitation, the Crimea, Kherson, Zaporizhzhia, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria (each, an “OFAC Country”) (each of (i) and (ii), an “OFAC Company”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Company (a) to fund or facilitate any activities of or business with any OFAC Company that, at the time of such funding or facilitation, is the subject or the target of OFAC Sanctions, (b) to fund or facilitate any activities or business in any OFAC Country or (c) in any other manner that will result in a violation by any person that is a party to this Agreement (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of OFAC Sanctions. The Company and its Subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any OFAC Company that at the time of the dealing or transaction is or was the subject or the target of OFAC Sanctions or with any OFAC Country. There are not now and have not been any proceedings, investigations or voluntary or involuntary disclosures by or before any governmental authority involving the Company or any of its Subsidiaries, or any of their respective directors, officers, agents, employees or Affiliates, relating to OFAC Sanctions, nor is any such proceeding, investigation or disclosure pending or, to the knowledge of the Company, threatened.

(ccc) The operations of the Company, OpCo and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of (a) the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, (b) the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (c) the applicable money laundering statutes of all jurisdictions, (d) the rules and regulations under items (a), (b) and (c) and (e) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (together, the “AML Laws”); and no action, suit, proceeding or, to the Company’s knowledge after due inquiry, investigation, by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any AML Law is pending or, to the knowledge of the Company, threatened.

(ddd) No labor problem or dispute with the employees, service providers, contractors or suppliers of the Company, OpCo or any of their respective Subsidiaries exists, or has occurred in the past three (3) years or, to the Company’s knowledge, is threatened or imminent, except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company is not aware of any key employee or individual service provider or significant group of employees of the Company, OpCo, or any of their respective Subsidiaries plans to terminate their employment or engagement with the Company, OpCo, or any of their respective Subsidiaries, in each case other than as would not materially and adversely affect the Company, OpCo, or any of their respective Subsidiaries. Neither the Company, OpCo nor any of their respective Subsidiaries is or has been a party or subject to any collective bargaining agreement, collective agreement, letter of intent, memorandum of understanding, or other contract or obligation with or to any labor union, works council, trade union, or similar employee representative. Except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice charge or complaint pending or, to the Company’s knowledge, threatened against the Company, OpCo or any of their respective Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company, OpCo or any of their respective Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, OpCo or any of their respective Subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees or service providers of the Company, OpCo or any of their respective Subsidiaries and (B) there has been no violation by the Company, OpCo or any of their respective Subsidiaries of any federal, state, local, foreign or any other law relating to labor or employment, including any such law regarding discrimination in the hiring, promotion or pay of employees, any applicable laws regarding wages and hours, overtime pay, classification of employees and contractors, employee leave, anti-discrimination, anti-retaliation, anti-harassment, employee notices, expense reimbursement, recordkeeping, employee tax withholding and reporting, immigration recordkeeping, or occupational health and safety, or any provision of U.S. Employee Retirement Income Security Act of 1974, as amended (together with the rules and regulations promulgated thereunder, “ERISA”) concerning the employees or service providers of the Company, OpCo or any of their Subsidiaries.

(eee) Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Company, OpCo and their Subsidiaries are, and for the past five (5) years have been, (i) in compliance with any and all applicable Environmental Laws (as defined hereinafter), (ii) have received and maintain, and to the extent applicable, filed timely applications to renew, all Permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such Permit, except where such noncompliance with Environmental Laws, failure to receive, maintain or renew a required Permit or failure to comply with the terms and conditions of such Permit would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no actions, suits, investigations or proceedings that are pending or, to the knowledge of the Company, threatened against the Company, OpCo or any of their Subsidiaries or their properties or facilities under Environmental Laws, other than such actions, suits, investigations or proceedings for which it is reasonably believed that no monetary sanctions of $300,000 or more will be imposed. Neither the Company, OpCo nor any of their Subsidiaries has been named as a “potentially responsible party” under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Neither the Company, OpCo nor any of their Subsidiaries owns, leases or operates any property that appears on any list of hazardous sites compiled by any governmental authority or is contaminated with any Hazardous Materials (as defined hereinafter), is liable for any off-site waste disposal or Hazardous Material contamination pursuant to any Environmental Laws, or is subject to any claim pursuant to any Environmental Laws, which contamination, liability or claim would, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws or Hazardous Materials (including, without limitation, any capital or operating expenditures required for clean-up of properties currently or formerly owned, leased, or operated by the Company, OpCo, or any of their Subsidiaries), which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. For the purpose of this Section 1.1(eee), “Environmental Laws” means any and all federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, Permits or other legal requirements of any governmental or regulatory authority relating to pollution, the protection of the environment or natural resources, human health and safety (to the extent relating to exposure to Hazardous Materials), or to regulation of the use, generation, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of, or exposure to, hazardous or toxic substances or wastes, chemicals, pollutants or contaminants (“Hazardous Materials”).

(fff) Each of the Company, OpCo and their Subsidiaries owns or has, or will own or have as of the Closing Date or will be able to acquire on reasonable terms promptly following the Closing Date, full right, title and interest in and to, or valid licenses to use, each Intellectual Property Right necessary for the Company, OpCo and their Subsidiaries to conduct any material part of its business as currently conducted, and none of the Company, OpCo or their Subsidiaries has created any lien, encumbrance or defect on, or granted any right or license with respect to, any such Intellectual Property Right except where the failure to own or obtain a license or right to use any such Intellectual Property Right has not and would not reasonably be expected to have a Material Adverse Effect; there is no claim pending against the Company, OpCo or their Subsidiaries with respect to any Intellectual Property Right, except as would not reasonably be expected to have a Material Adverse Effect, and the Company, OpCo and their Subsidiaries have not, to their knowledge, received notice or otherwise become aware that any Intellectual Property Right that it uses or has used in the conduct of its business infringes upon, misappropriates, or conflicts with the rights of any third party. Neither the Company, OpCo nor any of their Subsidiaries has become aware that any Intellectual Property Right that it uses or has used in the conduct of its business is infringed upon, misappropriated or violated by, any third party in a manner that would reasonably be expected to have a Material Adverse Effect. For the purpose of this Section 1.1(ddd), “Intellectual Property Right” means any (a) trade name, trademark, service mark and registration thereof, (b) patent and applications thereof, (c) copyright and copyrightable works, (d) domain name and other source indicator, (e) trade secret, technology, know-how, proprietary or confidential information and (f) other intellectual property and related proprietary rights, interests and protection.

(ggg) [RESERVED].

(hhh) Except as would not reasonably be expected to have a Material Adverse Effect or otherwise disclosed in the Time of Sale Information and the Prospectus, the Company, OpCo and each of their Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks as is reasonably adequate for the conduct of the businesses in which it is engaged and for the value of its properties and in such amounts as are reasonably prudent and customary for companies engaged in similar businesses in similar industries; all insurance policies and fidelity or surety bonds insuring the Company, OpCo and their Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, OpCo and their Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company, OpCo nor any of their Subsidiaries has been refused any material insurance coverage sought or applied for. There are no material claims by the Company, OpCo or any of their Subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; and neither the Company, OpCo nor any of their Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(iii) With respect to grants of stock options (“Stock Options”), if any, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (together, the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the relevant Subsidiary(ies) (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any), to the Company’s knowledge, was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with (x) the terms of any stock- or equity-based compensation plan or other employee compensation plan or arrangement established or maintained by the Company or its Subsidiaries existing on the date hereof (together, the “Stock Plans”), (y) the Exchange Act and (z) the rules of NYSE and any other exchange on which the Company’s securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(jjj) Each “employee benefit plan” (as defined under Section 3(3) of ERISA) established or maintained by the Company, OpCo, their Subsidiaries or their ERISA Affiliates existing on the date hereof (each, an “Employee Plan”) is, and has been maintained and administered, in compliance in all material respects with ERISA, the Code and all other applicable state and federal laws and regulations except as would not reasonably be expected to have a Material Adverse Effect. No “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Employee Plans except as would not reasonably be expected to have a Material Adverse Effect. No failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, except as would not reasonably be expected to have a Material Adverse Effect. No Employee Plan is, or is reasonably expected to be, in “at risk status” (as defined under Section 303(i) of ERISA). The fair market value of the assets under each Employee Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Employee Plan (determined based on those assumptions used to fund such Employee Plan). Neither the Company, OpCo, their Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Plans (including any “multiemployer plan”, as defined in ERISA) or (ii) Sections 412, 4971 , 4975 or 4980B of the Code, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the “IRS”) or is entitled to rely on a favorable opinion issued by the IRS, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Employee Plans by the Company or its ERISA Affiliates in the current fiscal year of the Company and its ERISA Affiliates’ most recently completed fiscal year; or (B) a material increase in the Company, OpCo and their Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company, OpCo and their Subsidiaries’ most recently completed fiscal year. For the purpose of this Agreement, “ERISA Affiliate” means, with respect to the Company or a

Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company, OpCo or such Subsidiary is a member.

(kkk) [RESERVED].

(lll) The Company has not offered or sold, or caused the Underwriters to offer or sell, any Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(mmm)  In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Representatives will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(nnn) The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties or other similar taxes or duties, if any, incurred by the underwriters in connection with the Directed Share Program.

2. Agreements to Sell and Purchase.

2.1. Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell the Firm Shares to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the Company contained in Sections 1 and 4.1 hereof and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[   ] per Share (the “Purchase Price Per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

2.2. The Company hereby also agrees to issue and sell the Additional Shares to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the Company contained in Sections 1 and 4.1 hereof and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for thirty (30) days from the date of the Prospectus to purchase from the Company in whole or in part the Additional Shares at the Purchase Price Per Share less an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not the Additional Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time within thirty (30) days after the date of the Prospectus, but no more than once.

3. Terms of Public Offering; Delivery of the Shares and Payment Therefor.

3.1. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any of their respective Affiliates.

3.2. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on [    ], or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on [    ] as a Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company. The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9 hereof.

3.3. Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (each, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than one nor later than ten (10) business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from the Representatives to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within thirty (30) days after the date of the Prospectus and must set forth the aggregate number of Additional Shares as to which the Underwriters are exercising the option. The place of closing for the Additional Shares and any Additional Closing Date may be varied by agreement between you and the Company. The Closing Date and any Additional Closing Date are sometimes each referred to as a “Delivery Date.”

3.4. The Shares and any Additional Shares to be purchased hereunder shall be delivered to you through The Depositary Trust Company (“DTC”) on the Closing Date or any Additional Closing Date, as the case may be, against payment of the aggregate Purchase Price Per Share for the Shares sold hereunder by wire transfer of immediately available funds to [an] account[s] specified in writing, not later than the close of business on the business day next preceding the Closing Date or any such Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representatives to the Company.

3.5. It is understood that the Representatives have been authorized, for their own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the aggregate Purchase Price Per Share for the Shares that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

3.6. Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus, in such quantities and at such places as the Representatives shall request.

4. Covenants and Agreements.

4.1. Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

(a) The Company will use its reasonable best efforts to (i) keep the Registration Statement and any amendments thereto effective and (ii) prevent the issuance of any order described in Section 4.1(b)(v) hereof;

(b) The Company will advise you promptly:

(i) when the Registration Statement has become effective and the time and date of any filing of any amendment or supplement to the Registration Statement, any Prospectus and any Issuer Free Writing Prospectus;

(ii) if Rule 430A under the Act is employed, the time and date of filing of the Prospectus pursuant to Rule 424(b) under the Act;

(iii) the time and date of filing of any Rule 462(b) Registration Statement;

(iv) of (x) the receipt of any comments of the Commission, (y) any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or any Prospectus or (z) any request by the Commission for additional information;

(v) of (y) the issuance by the Commission or any other government or regulatory authority of any stop order suspending the effectiveness of the Registration Statement, suspending the qualification of the Shares for offering or sale in any jurisdiction, or preventing or suspending the use of the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus or (z) the initiation or, to the knowledge of the Company, threatening, of any proceeding for the purpose of any order referred to under item (y) or initiated pursuant to Section 8A of the Act; and

(vi) within the Prospectus Delivery Period (as defined in Section 4.1(j) hereof), of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law;

(c) If at any time the Commission or any other government or regulatory authority shall issue any stop order as referred to under Section 4.1(b)(v), the Company will use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(d) The Company will provide the Underwriters with copies of the form of any Prospectus, in such number as the Underwriters may reasonably request, and file the Rule 424(b) Registration Statement and such Prospectus with the Commission in accordance with, and within the time period specified by, Rule 424(b) and Rule 430(A) under the Act before the close of business on the second business day immediately following the date hereof;

(e) The Company will furnish to you, without charge, such number of conformed copies of the Registration Statement and any amendment thereto, as you may reasonably request;

(f) The Company will promptly prepare and file with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that may be (i) in the judgment of the Company, be required (y) to comply with the Act or any other law or (z) in relation to Section 1.1 hereof or (ii) requested by the Commission;

(g) Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Prospectus, (y) any Rule 462(b) Registration Statement or (z) any amendment or supplement to the Registration Statement or the Prospectus or (iii) distributing any amendment or supplement to the Time of Sale Information or the Prospectus, the Company will furnish to the Representatives and counsel to the Underwriters a copy of such proposed document for review and will not use, authorize, refer to, distribute or file any such document to the extent that (A) the Representatives objects thereto in a timely manner and (B) it is not in compliance with the Act or any other law;

(h) The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent;

(i) The Company will, pursuant to reasonable procedures developed in good faith, retain any Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or any Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will (x) notify you, and (y) prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(j) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Company a prospectus is required by the Act to be delivered in connection with the offering and sale of the Shares by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request;

(k) The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered and/or sold by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering and sale of the Shares and for the Prospectus Delivery Period. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Company is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 4.1(a) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested such Prospectus, without charge, a reasonable number of copies thereof;

(l) The Company will reasonably cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. If required by applicable law, the Company will use its best efforts to qualify or register its Common Stock for offering and/or sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of three (3) years after the date hereof;

(m) The Company will comply in all material respects with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act; it being understood that this paragraph (m) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law;

(n) The Company will make generally available to its securityholders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve (12)-month period commencing after the effective date of the Registration Statement or any Rule 462(b) Registration Statement, as the case may be, and ending not later than fifteen (15) months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act;

(o) During the period ending three (3) years from the date hereof, so long as the Shares are outstanding, the Company will furnish to you and, upon your request, to each of the Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report, financial statement and any other report or communication (financial or other) delivered to stockholders or filed with the Commission, FINRA or NYSE or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request;

(p) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus;

(q) The Company will cause each officer and director of the Company set forth on Schedule III hereto to furnish to the Representative, prior to the Closing Date, duly executed lock-up letter(s), which shall be substantially in the form of Exhibit A hereto;

Both the amended and restated certificate of incorporation of the Company (the “Amended and Restated Charter”) and the OpCo LP Agreement that will be in effect immediately following the Closing Date will include the provisions, which shall be substantially in the form of Exhibit B hereto (the “Lock-Up Provisions”) which prohibit the transfer, sale, pledge or other disposition by the holders of any capital stock of the Company that acquired its shares thereof prior to the consummation of the Offering (the “Initial Stockholders”) of (or entry into any transaction or device that is designed to, or could be expected to, result in the disposition at any time in the future of) any shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Class A Common Stock for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”);

(r) During the Lock-Up Period, the Company will not take, and will not cause OpCo to take, any actions or steps to amend, restate and/or change the Amended and Restated Charter and/or the OpCo LP Agreement, respectively, in a manner inconsistent with the Lock-Up Provisions and will not waive, and will not cause OpCo to waive, the Lock-Up Provisions without the prior written consent of the Representatives and will take, and will cause OpCo to take, all reasonably necessary actions to preserve the Lock-Up Provisions during the Lock-Up Period. The Company will direct, and will cause OpCo to direct, its transfer agent to place stop transfer restrictions upon the securities subject to the Lock-Up Provisions and the Company will not, and will not cause OpCo to, during the Lock-Up Period, deliver any instruction or opinion of counsel to its transfer agent permitting the removal of such stop transfer restrictions without the prior written consent of the Representatives;

(s) During the Lock-Up Period, the Company will not, without the prior consent of either Raymond James & Associates, Inc. or Stifel, Nicolaus & Company, Incorporated, directly or indirectly:

(i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Class A Common Stock (other than (A) the Class A Common Stock issued pursuant to the terms of this Agreement (including, for the avoidance of doubt, the Additional Shares), (B) the issuance of Common Stock and OpCo Interests in connection with the Reorganization Transactions and the Offering, (C) the issuance by the Company of shares of Class A Common Stock upon the exchange of Class B Common Stock together with OpCo Interests pursuant to the OpCo LP Agreement, as described in the Time of Sale Information and the Prospectus, (D) the issuance of up to 10% of the outstanding shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters, or (E) any Class A Common Stock, bonus or other options or rights granted or issued pursuant to any employee stock plan or other employee equity or equity-based incentive plan described in the Registration Statement, Time of Sale Information or the Prospectus (whether upon the exercise of stock options or otherwise), or Class A Common Stock issued pursuant to currently outstanding options, warrants or rights, or sell or grant options, rights or warrants with respect to any shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for Class A Common Stock (other than Class A Common Stock issued pursuant to currently outstanding options, warrants or rights), whether any such transaction is to be settled by delivery of any shares of Class A Common Stock or other securities, in cash or otherwise;

(ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Class A Common Stock, whether any such transaction is to be settled by delivery of any shares of Class A Common Stock or other securities, in cash or otherwise;

(iii) file or cause to be filed a registration statement (other than (A) any registration statement on Form S-8 relating to a long-term incentive plan described in the Prospectus, the Registration Statement or any amendment or supplement to the Registration Statement filed in accordance with this Agreement, (B) pursuant to the Company’s obligations under the Registration Rights Agreement, dated [•], 2026, by and between the Company and the holders party thereto, the confidential submission by the Company of a resale shelf draft registration statement on Form S-1 with the Commission (provided, in the case of any such confidential submission, (1) the Company shall give written notice to the Representatives at least five business days prior to such submission, (2) no public announcement of such confidential submission shall be made and (3) no such confidential submission shall become a publicly available registration statement during the Lock-Up Period)), including any amendments thereto, with respect to the registration of any shares of Class A Common Stock or securities convertible into, exercisable or exchangeable for, any shares of Class A Common Stock or any other securities of the Company; or

(iv) publicly disclose the intention to take any of the actions described under Sections 4.1(s)(i), 4.1(s)(ii) or 4.1(s)(iii), in each case without the prior written consent of each of the Representatives.

(t) At the request of the Representatives, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and the Subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(u) [RESERVED].

(v) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause, result in, or constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(w) The Company will use its reasonable best efforts to timely file with NYSE all documents and notices required by NYSE of companies that have or will issue securities that are traded on NYSE.

(x) The Company will engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(y) [RESERVED].

(z) [RESERVED].

(aa) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the offering and sale of the Class A Common Stock or other securities relating thereto is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) or (ii) completion of the Lock-Up Period.

5. Expenses.

5.1. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus) and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, any Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus), the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 4.1(l) hereof, all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable and documented attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable and documented fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on NYSE; (vi) the cost of preparing stock certificates, if applicable; (vii) the costs and charges of any transfer agent or registrar; (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer; (xi) the cost of all issue, transfer and other stamp taxes in connection with the issuance and delivery of the Shares to the respective Underwriters; (x) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (xi) the transportation, lodging, graphics and other expenses relating to the Company’s preparation for and participation in the “road show” for the Offering contemplated hereby; provided, however, that the amounts payable by the Company pursuant to clauses (iii) and

(iv) of this Section 5.1 shall not exceed $40,000 in the aggregate for fees and expenses of counsel for the Underwriters; provided, further, that the Underwriters shall pay 50% of the costs of any aircraft chartered in connection with the “road show”.

5.2. If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof except pursuant to a termination under Section 10 hereof or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable and documented travel expenses and reasonable and documented fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) incurred by you in connection herewith.

5.3. Except as provided in this Section 5 and in Section 6 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

6. Indemnification and Contribution.

6.1. Subject to the limitations in this Section 6, the Company and OpCo agree to indemnify and hold harmless each Underwriter, the Affiliates, directors, officers, employees and agents thereof and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable and documented costs of investigation and reasonable and documented attorneys’ fees and expenses (collectively, the “Damages”), joint or several, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus, the Registration Statement, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication prepared or authorized by the Company, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished to the Company by or on behalf of any Underwriter through you for use in connection therewith; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 6 shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of such Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in such Preliminary Prospectus was corrected in the Time of Sale Information. The indemnification provided in this Section 6 shall be in addition to any liability that the Company or OpCo may otherwise have.

The Company agrees to indemnify and hold harmless the Representatives and their Affiliates and each person, if any, who controls the Representatives within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all Damages (including, without limitation, any reasonable and documented legal or other expenses incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than Damages (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of the Designated Entities.

6.2. In addition to its other obligations under this Section 6, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company in Section 1 hereof or failure to perform its obligations hereunder, all as set forth in this Section 6, the Party against whom indemnification is being sought will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company and OpCo to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriters within sixty (60) days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

6.3. If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought by any third party against any Underwriter or any person controlling any Underwriter (each, an “Indemnified Party” and together, the “Indemnified Parties”) and (ii) indemnity may be sought against the Company and OpCo pursuant to Section 6.1 (the “Indemnifying Party”) in respect of such action, suit, proceeding or claim, (a) the Indemnified Party(ies) shall promptly notify in writing the Indemnifying Party, and (b) such Indemnifying Party shall assume the defense of the Indemnified Party(ies), including the employment of counsel reasonably acceptable to the Indemnified Party(ies) and the payment of all reasonable and documented fees of and expenses incurred by such counsel, provided that (y) the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and (z) the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Section 6. The Indemnified Party(ies) shall have the right to employ separate counsel in any such action, suit, proceeding or claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party(ies), unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party has failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Party(ies) or (iii) the named parties to any such action, suit, proceeding or claim (including any impleaded parties) include both the Indemnified Party(ies) and the Indemnifying Party, and the Indemnified Party(ies) shall have been advised by its (their) counsel that one or more legal defenses may be available to it that may not be available to the Indemnified Party(ies), or that representation of the Indemnified Party(ies) and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit, proceeding or claim on behalf of the Indemnified Party(ies) but the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel for all Indemnified Parties). Any such own counsel for (i) any Underwriter, the Affiliates, directors, officers, employees and agents thereof, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Representatives and (ii) the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit, proceeding or claim, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any Damages by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Sections 6.1 and 6.2 hereof.

6.4. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and OpCo, its directors, its officers who sign the Registration Statement and any person who controls the Company and OpCo within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the several indemnity from the Company to each Underwriter set forth in Section 6.3 hereof, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, which information is specified in Section 6.10. If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Free Writing Prospectus (including any Issuer Free Writing Prospectus), or any amendment or supplement thereto, and (ii) indemnity may be sought against any Underwriter pursuant to this

Agreement in respect of such action, suit, proceeding or claim, such Underwriter shall have the rights and duties given to the Company by Section 6.3 (except that, if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel in such action, suit, proceeding or claim and participate in the defense of the Company, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, any of its directors, any of its officers and any such controlling persons, shall have the rights and duties given to the Underwriters by Section 6.3.

6.5. In any event, the Company will not, without the prior written consent of each of the Representatives, settle or compromise or consent to the entry of any judgment in any current or threatened claim, action, suit or proceeding in respect of which an indemnification may be sought under Section 6.1 hereof (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless (i) such settlement, compromise or consent includes an unconditional release of all Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in form and substance reasonably satisfactory thereto, from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of the Underwriters and any such controlling person. Notwithstanding the foregoing, if at any time any Underwriter (or any such controlling person) shall have requested the Company to reimburse such Underwriter (or controlling person) for any fees and expenses of counsel as contemplated by Section 6.3 hereof, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than sixty (60) days after receipt by the Company of the aforesaid request, (b) the Company shall not have reimbursed such Underwriter (or controlling person) in accordance with such request, or shall not have disputed in good faith such Underwriter’s (or controlling person’s) entitlement to such reimbursement, prior to the date of such settlement and (c) such Underwriter (or controlling person) shall have given the Company at least sixty (60) days’ prior notice of its intention to settle.

6.6. If the indemnification provided for in this Section 6 is unavailable or insufficient for any reason whatsoever to an Indemnified Party in respect of any Damages referred to herein, then an Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering and the sale of the Additional Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.7. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6.6 hereof. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 6.6 hereof shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 6.1 in respect of such action or proceeding, then in addition to such separate firm for the Indemnified Parties, the Indemnifying Party shall be liable for the reasonable and documented fees and expenses of not more than one separate firm (in addition to any local counsel) for each of the Representatives for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Representatives within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 9 hereof) and not joint. For purposes of this Section 6.7, (i) each Affiliate, director, officer, employee and agent of any Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director and officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

6.8. Notwithstanding Section 6.2 hereof, any Damages for which an Indemnified Party is entitled to indemnification or contribution under this Section 6 shall be paid by the Indemnifying

Party to the Indemnified Party as Damages are incurred after receipt of reasonably itemized invoices therefor.

6.9. A successor to any Underwriter or the Company, the directors or officers of any Underwriters or the Company or any person controlling any Underwriters or the Company as referred to in this Section 6 shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6. The term “successors” as used herein, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.

6.10. The Underwriters severally confirm and the Company acknowledges and agrees that the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication or in any amendment or supplement thereto.

7. Conditions of Underwriters’ Obligations.

7.1. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions which shall be fulfilled on each of the Closing Date and any Additional Closing Date (unless otherwise provided hereinafter or as the context may require):

7.1.1. Certain Filings. The Prospectus shall have been timely filed with the Commission in accordance with Section 4.1(b)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; If the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement.

7.1.2. [RESERVED].

7.1.3. Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

7.1.4. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there shall not have been (i) any change in the capitalization of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) a material loss or interference with its business or properties from fire, explosion, flood, windstorm, accident or other calamity (whether or not insured) that had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect sustained by the Company or any of its Subsidiaries, (iii) any unpaid or not yet declared dividends or other distributions with respect to the capital stock of the Company or any of its Subsidiaries, (iv) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which could reasonably be expected to be, individually or in the aggregate, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, (v) default under the terms of any class of Common Stock or any outstanding debt obligations of the Company or any of its Subsidiaries, (vi) any Action against or involving the Company, OpCo or any of their respective Subsidiaries or any of their respective properties that is material to the Company, OpCo or any such Subsidiary or that could reasonably be expected, individually or in the aggregate, to prevent or affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, either instituted or, to the knowledge of the Company, threatened, (vii) any material change, or any development involving or that may reasonably be expected to result in a material change, in the condition (financial or otherwise), business, management, properties, net worth, results of operations or prospects of the Company, OpCo or any of their Subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the Offering or purchase of the Shares as contemplated hereby and (viii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, any material liabilities, obligations or transactions, whether indirect, direct or contingent, that are not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the Company’s future earnings.

7.1.5. Absence of Legal Impediment. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the issuance, sale or delivery of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the issuance, sale or delivery of the Shares.

7.1.6. Chief Financial Officer Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

7.1.7. Opinions of Counsel to the Company.

(a) You shall have received the opinion and 10b-5 statement, each dated the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory in form and substance to the Representatives, from Latham & Watkins LLP, counsel to the Company.

(b) [RESERVED].

7.1.8. Underwriters’ Counsel Opinion. You shall have received an opinion of Vinson & Elkins L.L.P., as counsel for the Underwriters, dated the Closing Date or any Additional Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and such counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

7.1.9. Accountants’ Comfort Letters. On the date of the Prospectus, the Representatives shall have received from each of the Accountants a letter dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and the Additional Closing Date, as the case may be, the Representatives shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Additional Closing Date, as the case may be.

7.1.10. Reserve Engineer Comfort Letters. The Representatives shall have received “comfort letters,” dated the date hereof, of each of the Reserve Engineers, in each case, in form and substance reasonably satisfactory to the Representatives, covering the oil and gas reserves information included or incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, any Prospectus, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) and any Written Testing-the-Waters Communication and other customary matters. In addition, on the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received from each of the Reserve Engineers “bring-down comfort letters” dated such Closing Date or Additional Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, in the form of the “comfort letters” delivered on the date hereof, except that (i) they shall cover the oil and gas reserves information included or incorporated by reference in the Registration Statement and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) business days prior to the

Closing Date or any Additional Closing Date, as the case may be, except as otherwise agreed by the Representatives.

7.1.11. Officers’ Certificate. The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(a) That the representations, warranties and agreements of the Company in Section 1 are accurate in all material respects on and as of such Delivery Date, and the Company has complied in all material respects with all its agreements contained herein and satisfied in all material respects the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(b) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(c) That they have examined the Registration Statement, the Prospectus and the Time of Sale Information, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Time of Sale Information, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(d) That no event, development or change described in Section 7.1.12 (provided that no representation with respect to the judgment of the Representatives need be made) has occurred.

7.1.12. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any Additional Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such nationally recognized statistical rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

7.1.13. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i)(A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-

the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

7.1.14. The Shares shall have been approved for listing on NYSE, subject to notice of issuance.

7.1.15. At or prior to the Closing Date and any Additional Closing Date, you shall have received a lock-up agreement duly executed by each officer and director of the Company set forth on Schedule III, substantially in the form attached hereto as Exhibit A.

7.1.16. At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the Offering contemplated hereby.

7.1.17. You shall have received satisfactory evidence, as of the Closing Date and any Additional Closing Date, of the good standing of the Company and each of the Subsidiaries in their respective jurisdictions of organization and in such other jurisdictions as you may reasonably request, in each case, in writing from the appropriate governmental authorities of such jurisdictions.

7.1.18. The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

7.1.19. The Company shall have furnished to you evidence reasonably satisfactory to you that the Reorganization Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Prospectus without material modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to you and which, in your judgment, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Shares at the Closing Date on the terms and in the manner contemplated in the Prospectus.

7.1.20. At or prior to the Closing Date, the Amended and Restated Charter shall have become effective and the Company, OpCo and the other parties party thereto shall have entered into the OpCo LP Agreement, both of which shall contain the Lock-Up Provisions and shall be applicable to each Initial Stockholder.

7.2. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

7.3. If any of the conditions hereinabove provided for in this Section 7 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date or any relevant Additional Closing Date. The Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the Parties in accordance with Section 19 hereof and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 5 and 6 shall at all times be effective as from the execution and delivery of this Agreement by the Parties.

9. Defaulting Underwriters.

9.1. If (a) any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder and (b) the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (1/10) of the aggregate number of the Firm Shares (including after giving effect to any arrangements between you and the Company for the purchase of the Firm Shares as referred to under Section 9.2 hereof), each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in any agreement among the Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase.

9.2. If (a) any Underwriter or Underwriters shall fail or refuse to purchase the Firm Shares on the Closing Date or any Additional Closing Date, (b) the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (1/10) of the aggregate number of Firm Shares to be purchased on such Closing Date or Additional Closing Date and (c) arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within forty-eight (48) hours after such default, either you or the Company shall have the right to:

(i) terminate this Agreement without any liability on the part of any non-defaulting Underwriter or, except as provided in Sections 5 and 6 hereof (provided that if such default occurs with respect to any Additional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any additional Shares purchased prior to such termination), the Company; or

(ii) postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Information and the Prospectus or any other documents or arrangements may be effected.

9.3. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default thereof under this Agreement.

10. Termination of Agreement.

10.1. The obligations of the Underwriters hereunder may be terminated by the Representatives by written notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Section 7.1.11, shall have occurred.

10.2. Notice of such cancellation shall be promptly given to the Company and its counsel by electronic mail or telephone and shall be subsequently confirmed by letter.

11. Surviving Provisions. The provisions of Sections 5 and 6 hereof and the representations and warranties of the Company and OpCo set forth in Section 1.1 of this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Affiliates of any Underwriters, the directors or officers of any Underwriters or the Company or each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) delivery and acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement for any reason whatsoever.

12. Miscellaneous. Except as otherwise provided in Sections 4, 7.3 and 10.2 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

12.1. to the Company, to the following address:

WhiteHawk Income Corporation

2000 Market Street, Suite 910

Philadelphia, Pennsylvania 19103

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Ryan J. Maierson, Christopher D. Lueking, Nick S. Dhesi

12.2. to the Underwriters, to the following address:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: [      ]

Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 11th Floor

New York, New York 10019

Attention: [      ]

with a copy to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Douglas McWilliams; Thomas Zentner; Alexandra M. Lewis

13. Benefit. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, OpCo and any other Indemnified Party referred to in Section 6 hereof. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein.

14. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering and sale of the Shares, represents the entire agreement among the Company and the Underwriters with respect to the preparation of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, any Prospectus, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) and any Written Testing-the-Waters Communication, the purchase and sale of the Shares and the conduct of the Offering contemplated hereby.

17. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

18. Applicable Law and Waiver of Jury Trial.

18.1. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

18.2. The Parties irrevocably submit to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the transaction contemplated herein. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum. In the event any action, suit or proceeding is instituted between or among the Parties in connection with any dispute relating to this Agreement or the transaction contemplated herein, the prevailing party shall be entitled to recover its reasonable and documented attorneys’ fees and costs, including those incurred on appeal, in addition to any other relief to which it may be entitled. For purposes of this Section 18.2, “prevailing party” means the party that substantially obtains or defeats the relief sought, whether by settlement, judgment or otherwise.

18.3. TO THE EXTENT PERMITTED BY LAW, EACH OF THE COMPANY AND THE UNDERWRITERS VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

19. Counterparts. This Agreement may be signed in various counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one (1) counterpart hereof shall have been executed on behalf of each Party.

20. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the Parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Company in connection with the offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arm’s length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering and sale of the Shares that are not limited to the difference between the price to the public and the purchase price paid to the Company for the Shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

21. Research Analyst Independence. The Company acknowledges that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the Offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division. The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Common Stock or any other securities of the Company.

[Remainder of page intentionally left blank – Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

Very truly yours,

WHITEHAWK INCOME CORPORATION

Name:
Title:

CONFIRMED as of the date first above

mentioned, on behalf of the Representatives

and the Underwriters.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Name:	Number of Firm Shares	Number of Additional Shares
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
J.P. Morgan Securities LLC
Capital One Securities, Inc.
Stephens, Inc.
Tuohy Brothers Investment Research, Inc.

Total

Sch. I-1

SCHEDULE II

(a) Issuer Free Writing Prospectuses

[●]

(b) Written Testing-the-Waters Communications

[●]

Sch. II-1

SCHEDULE III

Persons Subject to Lock-up

Daniel Herz

Jeffrey Smith

Jeffrey Slotterback

Michael Downs

Matthew Heinlein

Alan Bigman

Andrew Ceitlin

Peggy Gold

Stephen Pilatzke

Trey Karlovich

Sch. III-1

EXHIBIT A

Form of Lock-up Agreement

_______, 2026

WhiteHawk Income Corporation

2000 Market Street, Suite 910

Philadelphia, Pennsylvania 19103

RAYMOND JAMES & ASSOCIATES, INC.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives (as defined herein)

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 11th Floor

New York, New York 10019

Re: WhiteHawk Income Corporation - Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by WhiteHawk Income Corporation, a Delaware corporation (the “Company”), as issuer, and Raymond James & Associates, Inc., and Stifel, Nicolaus & Company, Incorporated each as a representative of the Underwriters as named and defined therein (each a “Representative” and collectively, the “Representatives” or “you”). References herein to the Company shall include any successor entity resulting from the Reorganization Transactions (as defined in the Underwriting Agreement), including following any change of the Company’s name to “WhiteHawk Minerals Corp.”

Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of the Shares, as described in and contemplated by the Registration Statement (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as

Ex. A-1

an officer/director/owner of stock, options, warrants or other securities of the Company that the Company complete the Offering.

The undersigned further recognizes that the Class A Common Stock and/or the Company’s options, warrants or other securities (together, the “Company Securities”) held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) of any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the Act and the Exchange Act, for a period of 180 days following the consummation of the Offering (the “Lock-Up Period”), without the prior written consent of each of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the Disposition of any of the Lock-Up Securities held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company) or for bona fide estate planning purposes, including without limitation to charitable organizations or educational institutions; provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the

Ex. A-2

Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or Disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies Raymond James & Associates, Inc. at least two business days prior to the proposed transfer or Disposition, (b) the exercise of share options or vesting or exercise of any other equity-based award granted pursuant to the Company’s share option/incentive plans or any other plan or agreement described in the Registration Statement, Time of Sale Information and/or Prospectus, including any Class A Common Stock (i) withheld by the Company for the payment of taxes due upon such exercise or vesting or (ii) sold to satisfy any tax withholding obligations in connection with such vesting, settlement or exercise, including by means of a “sell to cover” or similar transaction; provided, that (x) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting and (y) the terms of this letter agreement shall apply to Lock-Up Securities issued upon such exercise or conversion, (c) the establishment or modification of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Company Securities or securities convertible into, or exchangeable or exercisable for, Company Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan (other than the required disclosure on Form 10-Q or Form 10-K, as applicable, of the entrance into any trading plan during the relevant fiscal quarter, provided that such disclosure includes a statement to the effect that no transfers may be made pursuant to such trading plan during the Restricted Period), (d) transfers, distributions or the surrender of (as the case may be) the undersigned’s Lock-Up Securities by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, [(e)] redemptions of shares of Class B Common Stock in accordance with the LP Agreement for shares of Class A Common Stock; provided, however, that no sales of Class A Common Stock received as a result therefrom shall be made prior to the expiration of the Lock-Up Period[; and (f) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Common Stock, provided that no transfer of the undersigned’s Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Common Stock during the Lock-Up Period].1

In addition, nothing in this letter agreement shall prevent the transfer, conversion, reclassification or exchange of any Lock-Up Securities pursuant to the Reorganization Transactions as described in the Prospectus; provided that any Lock-Up Securities received in the Reorganization Transactions remain subject to the terms of this letter agreement.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

[1]	To be included for Continuing Equity Owners who will be party to the RRA.

Ex. A-3

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. The undersigned irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this letter agreement. To the fullest extent permitted by applicable law, the undersigned irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum. In the event any action, suit or proceeding is instituted in connection with any dispute relating to this letter agreement or, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including those incurred on appeal, in addition to any other relief to which it may be entitled. For purposes of this Section, “prevailing party” means the party that substantially obtains or defeats the relief sought, whether by settlement, judgment or otherwise. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS LETTER AGREEMENT.

Ex. A-4

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Address:		Address:

Ex. A-5

EXHIBIT B

Amended and Restated Charter and OpCo LP Agreement Lock-Up Provisions

Amended and Restated Charter:

Section 4.9 Restrictions on Transfer.

(a) No holder of any capital stock of the Corporation that acquired its shares thereof prior to the consummation of an underwritten initial public offering of Class A Common Stock (an “IPO,” and each such holder an “Initial Stockholder”) shall be permitted to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Class A Common Stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, which includes engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition, held by such Initial Stockholder or acquired by such Initial Stockholder immediately after the consummation of an IPO, or that may be deemed to be beneficially owned by such Initial Stockholder (collectively, the “Lock-Up”), pursuant to the Securities Act and the Exchange Act, for a period of 365 days following the consummation of the IPO, or such shorter period as determined by the Board of Directors with respect to all Initial Stockholders or any Initial Stockholder, and with respect to all or any portion of the shares held by any such Initial Stockholder (the “Lock-Up Period”); provided that the Lock-Up Period shall not be less than 180 days without the prior written consent of the managing underwriter of such IPO. Each Initial Stockholder agrees to execute such agreement as may be reasonably requested by the managing underwriter of such IPO that is necessary to give further effect hereto; provided that in the event of any conflict or inconsistency between the terms of such separate agreement and this Section 4.9, the terms of such separate agreement shall control; provided further that no such agreement shall be required for the Lock-Up to take effect upon consummation of an IPO. Following the expiration of the Lock-Up Period, the Initial Stockholders may effect a Disposition of all or any portion of their Class A Common Stock, subject to compliance with applicable securities laws, policies of the Corporation, this Certificate of Incorporation, the bylaws of the Corporation (as amended and/or restated, the “Bylaws”) and any other requirements imposed by the Corporation or the transfer agent and registrar with respect to the Class A Common Stock.

(b) Notwithstanding Section 4.9(a), the Lock-Up shall not apply to (i) bona fide gifts, sales or other dispositions of shares of any class of the Corporation’s capital stock, in each case, that are made exclusively between and among an Initial Stockholder and members of the Initial Stockholder’s family, or affiliates of the Initial Stockholder, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (i) that (A) the transferee/donee, through its subsequent ownership of such transferred shares of Class A Common Stock, is bound by the restrictions set forth in Section 4.9(a) to the same extent as the transferor/donor, (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not

Ex. B-1

voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (C) the Initial Stockholder notifies the managing underwriter of such IPO at least two business days prior to the proposed transfer or disposition, (ii) any exercise of options or vesting or exercise of any other equity-based award, in each case, under the Corporation’s equity incentive plan or any other plan or agreement described in the prospectus included in the registration statement on Form S-1 filed in connection with an IPO, including any Class A Common Stock withheld by the Corporation for the payment of taxes due upon such exercise or vesting; provided that (A) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting and (B) any Class A Common Stock received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to the Lock-Up; (iii) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Class A Common Stock or securities convertible into, or exchangeable or exercisable for, Class A Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Corporation is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the U.S. Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; and (iv) redemptions of shares of Class B Common Stock and Common Units in accordance with the LP Agreement for shares of Class A Common Stock; provided, however, that no sales of Class A Common Stock received as a result therefrom shall be made prior to the expiration of the Lock-Up Period.

(c) Unless the written approval of (i) the managing underwriter of such IPO is obtained with respect to a Disposition prior to the date that is 180 days following the consummation of an IPO and/or (ii) the Board of Directors is obtained with respect to a Disposition following the date that is prior to the date that is 365 days following the consummation of an IPO, such purported Disposition shall not be effective to transfer record, beneficial, legal or any other ownership of such Class A Common Stock, and the transferee shall not be entitled to any rights as a stockholder of the Corporation with respect to the Class A Common Stock purported to be purchased, acquired or transferred in the Disposition (including, without limitation, the right to vote or to receive dividends with respect thereto). Each such share of Class A Common Stock subject to the Lock-Up Period shall bear the following legend (or any substantially similar legend):

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN THE CERTIFICATE OF INCORPORATION, AS IT MAY BE AMENDED AND/OR RESTATED, OF WHITEHAWK MINERALS CORP.

OpCo LP Agreement:

Section 10.08 Lock-Up Restrictions.

(a) Notwithstanding the foregoing, no Continuing Equity Owner shall be permitted to, directly or

Ex. B-2

indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Units, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, which includes engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition, any Units held by such Continuing Equity Owner or acquired by such Continuing Equity Owner immediately after the consummation of the Corporation’s initial public offering, or that may be deemed to be beneficially owned by such Continuing Equity Owner (collectively, the “Lock-Up”), for a period of 365 days following the consummation of the Corporation’s initial public offering, or such shorter period as determined by the Corporate Board with respect to all Continuing Equity Owners or any Continuing Equity Owner, and with respect to all or any portion of the Units held by any such Continuing Equity Owner (the “Lock-Up Period”); provided that the Lock-Up Period shall not be less than 180 days without the prior written consent of the managing underwriter of such initial public offering, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the Continuing Equity Owner has or may have hereafter to require the Corporation to register under the Securities Act the Disposition of any of the Units, or any Class A Common Stock issuable upon the redemption of such Units pursuant to the Redemption Right, subject to the Lock-Up held by the Continuing Equity Owner, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Corporation or the Partnership under the Securities Act during the Lock-Up Period. Each Continuing Equity Owner agrees to execute such agreement as may be reasonably requested by the managing underwriter of the Corporation’s initial public offering that is necessary to give further effect hereto; provided that in the event of any conflict or inconsistency between the terms of such separate agreement and this Section 10.08, the terms of such separate agreement shall control. Following the expiration of the Lock-Up Period, the Continuing Equity Owners may effect a Disposition of all or any portion of their Units, subject to compliance with applicable securities laws, policies of the Corporation and the Partnership, the Amended and Restated Certificate of Incorporation of the Corporation, the Amended and Restated Bylaws of the Corporation, this Agreement, the Certificate and any other requirements imposed by the Corporation, the Partnership or the transfer agent and registrar with respect to the Units.

(b) Notwithstanding Section 10.08(a), the Lock-Up shall not apply to bona fide gifts, sales or other dispositions of any class of the Partnership’s equity interests, in each case, that are made exclusively between and among the Continuing Equity Owner or members of the Continuing Equity Owner’s family, or affiliates of the Continuing Equity Owner, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this Section 10.08(b) that (A) the transferee/donee agrees to be bound by the restrictions set forth in Section 10.08(a) to the same extent as the transferor/donor, (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (C) the Continuing Equity Owner notifies the managing underwriter of the Corporation’s initial public offering at least two Business Days prior to the proposed transfer or disposition.

Ex. B-3

(c) Unless the written approval of the managing underwriter of the Corporation’s initial public offering is obtained with respect to a Disposition after the consummation of such initial public offering until the expiration of the Lock-Up Period, such purported Disposition shall not be effective to transfer record, beneficial, legal or any other ownership of such Units, and the transferee shall not be entitled to any rights as a holder of Units with respect to the Units purported to be purchased, acquired or transferred in the Disposition (including, without limitation, the right to vote or to receive dividends with respect thereto). Each such Unit subject to the Lock-Up shall bear the following legend (or any substantially similar legend):

THE UNITS REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF WHITEHAWK INCOME OPERATING PARTNERSHIP L.P.

Ex. B-4